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                                                                    EXHIBIT 23.8

                  CONSENT OF PERSON NAMED TO BECOME A DIRECTOR

     I hereby consent to the use of my name and any references to me as a person nominated to become a director of Reliant Resources, Inc., a Delaware corporation (the "Company"), in the Registration Statement of the Company on Form S-1, and any and all amendments or supplements thereto, to be filed with the U.S. Securities and Exchange Commission pursuant to the Securities Act of 1933, as amended.

     Dated: December 22, 2000

                                              /s/ PHILIP B. MILLER
                                              ----------------------------------
                                              Philip B. Miller